Exhibit 1.01

Conflict Minerals Report of FLIR Systems, Inc.

for the Year Ending December 31, 2017

The following should be read in conjunction with the definitions contained in the Securities and Exchange Commission (“SEC”) instructions to Form SD and related rules.

This report for the year ended December 31, 2017 is presented to comply with Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934 (the “Exchange Act”). The Rule was adopted by the SEC to implement reporting and disclosure requirements related to “conflict minerals” as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). The term “conflict minerals” is defined as cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives, which are limited to tin, tantalum and tungsten. For the purposes of this report, tin, tungsten, tantalum and gold will collectively be referred to herein as the 3TGs. The Rule requires each SEC registrant to provide certain disclosures about 3TGs which are necessary to the functionality or production of products manufactured by such registrant.

Description of Company

FLIR Systems, Inc. (“FLIR,” the “Company,” “we,” “us,” or “our”) is a world leader in developing technologies that enhance perception and awareness. We design, develop, market, and distribute solutions that detect people, objects and substances that may not be perceived by human senses and improve the way people interact with the world around them. We bring these innovative technologies—which include thermal imaging systems, visible-light imaging systems, locater systems, measurement and diagnostic systems, and advanced threat-detection solutions—into daily life.

Founded in 1978, FLIR is a pioneer in advanced sensors and integrated sensor systems that enable the gathering, measurement, and analysis of critical information through a wide variety of applications in commercial, industrial, government, and consumer markets worldwide. We offer the broadest range of infrared, also known as thermal, imaging solutions in the world, with products that range from consumer-use thermal camera smartphone accessories to highly advanced aircraft-mounted imaging systems for military and search and rescue applications, with products in between serving a multitude of markets, customers, and applications.

Products Overview

We offer a wide array of sensor products, including infrared imaging cameras and systems, detector cores, CBRNE threat detectors, test and measurement instruments, radars, maritime electronics, and related products and solutions. We have evolved our product suite over time, expanding our reach into markets that are adjacent to thermal imaging, with the intent of expanding the adoption and channel development for thermal imaging technology. Examples of this evolution include our entrance into the visible-image security and surveillance market, the maritime electronics market, and the traffic monitoring and signal control market. We intend to continue this evolution as we continue to lower the cost of advanced sensing products. As the cost to own thermal technology continues to decline, the application of these sensors is expanding beyond imaging to areas such as data acquisition where thermal sensors can provide important data that can be used for a wide variety of applications. For further information about our products, please see Item 1 of our Annual Report on Form 10-K for the year ending December 31, 2017.

We conducted an analysis of our products and found that 3TGs can be found in the products described above. Therefore, substantially all the products that we manufacture are subject to the reporting obligations of the Rule.

Due Diligence Process

Reasonable Country of Origin Inquiry

With respect to 3TGs necessary to the functionality or production of products manufactured by us, or contracted by us to be manufactured, and required to be reported on Form SD for 2017, we conducted in good faith a country of origin inquiry that we believe was reasonably designed to determine whether any of the 3TGs originated in the Democratic Republic of the Congo (the “DRC”) or an adjoining country (collectively the “Covered Countries”) or were from recycled or scrap sources.

First, we identified all component suppliers and analyzed the bills of materials to identify any 3TGs that may be contained in the components provided by these suppliers. To achieve greater control and transparency over our supply chain and help identify the risk that our products contain any 3TGs that may be financing or benefiting armed groups in any Covered Country, we utilized a reporting template, the Conflict Minerals Reporting Template version 5.0 or higher (“CMRT”), and data gathered by the Responsible Minerals Initiative (“RMI”) of the Responsible Business Alliance (“RBA”) and the Global E-Sustainability Initiative (“GeSI”). We identified and compiled a list of our suppliers from whom we needed to request information about their sourcing of 3TGs, and we requested that such identified suppliers provide us with information regarding their supply chain using the CMRT.

To gain insight into the country of origin, chain of custody, and whether they directly or indirectly finance or benefit armed groups in any Covered Country (the “Conflict Status”) of our 3TGs in our products, we relied primarily on the data reported by suppliers via the CMRT and the data from the Responsible Minerals Assurance Process (“RMAP”). RMAP is a voluntary program in which an independent third party evaluates smelter and refiner procurement activities and determines whether the smelter or refiner demonstrated that all the materials it processed originated from conflict-free sources. Pursuant to our Conflict Smelter Policy and our Supplier Code of Conduct, we require all suppliers to complete a CMRT.

Based on the information we received from our suppliers (as described below), we have reason to believe that some of the 3TGs contained in our products may have come from recycled or scrap sources.

To the extent we determined from our suppliers’ responses that the 3TGs originated (or may have originated) in the Covered Countries and may not have been from recycled or scrap sources, we exercised further due diligence as required by the Rule. In exercising due diligence, we were not able to determine whether the 3TGs that originated (or may have originated) in the Covered Countries directly or indirectly financed or benefitted armed groups.

Despite our good faith effort to determine the countries of origin and chain of custody of the 3TGs contained in our products, we have concluded that our products remain “DRC conflict undeterminable.” We have reached this conclusion because we have been unable to determine the countries of origin of some of the 3TGs used in our products and, for the 3TGs whose country of origin has become known to us, we have been unable to determine whether such 3TGs directly or indirectly financed or benefited armed groups in the Covered Countries.

Our ability to determine the origin and chain of custody of 3TGs and the Conflict Status is limited. Our supply chain for 3TGs is complex. In most cases, we are several steps removed from the mining and smelting or refining of 3TGs. Out of necessity, we depend on information from suppliers that may themselves purchase 3TGs from persons other than the miner, smelter or refiner of 3TGs.

Due to the breadth and complexity of our products and respective supply chain, it will take time for many of our suppliers to verify the origin of all the 3TGs they procure. By using our supply chain due diligence processes, driving accountability within the supply chain by leveraging the industry standard RMI/RMAP program and continuing our outreach efforts with suppliers, we hope to enhance the transparency within our supply chain regarding 3TGs.

Design of Due Diligence Measures

During 2017, we followed our management systems and due diligence procedures for 3TGs that we established in 2013 (our “CM Process”) with the intent to conform with the Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, 2016 (“OECD Guidance”).

OECD Guidance Step 1 — Establish Strong Internal Management Systems

•	We have adopted a Conflict Minerals Policy and Supplier Code of Conduct, which is available on our web site at www.flir.com/Supply Chain Information.

•	We have an internal team comprised of those employees who have responsibility for SEC reporting and compliance, and a system to notify the team of information that is relevant to supply-chain due diligence. This team is led by our Legal Department.

•	We use a third-party service provider to assist us with supply-chain outreach and CMRT collection as well as with due diligence activities related to same.

•	This year, we put a strong emphasis on supplier education and training. To accomplish this, we utilized our third-party service provider’s Learning Management System, to provide all in-scope suppliers access to a Conflict Minerals training course. This training is tracked and evaluated based on completion. All suppliers were encouraged to complete this course.

Our employees may anonymously report suspected violations of our Conflict Minerals Policy and Supplier Code of Conduct using our hotline which is hosted by EthicsPoint, available 24 hours a day, seven days a week.

The Company has adopted a policy to retain relevant documentation for a period of 5 years. Through our third-party service provider we retain all conflict minerals related documents, including supplier responses to CMRTs. All of this information and findings from this process are stored in a database that can be audited by internal or external parties.

OECD Guidance Step 2 — Identify and Assess Risk in the Supply Chain

•	We require all suppliers that are within scope of providing products that may contain 3TGs to complete a CMRT.

•	We requested that our suppliers that provide in-scope products or parts complete a CMRT to collect information about the smelters of 3TG used in our products.

•	We analyzed the suppliers’ template responses for completeness and internal consistency and followed up with suppliers in an effort to resolve any discrepancies or incomplete answers that we identified.

•	We relied on representations from suppliers that we considered reasonable. Our third-party service-provider also has automatic validation to flag CMRTs that contain conflicting responses or missing information. If such a CMRT was submitted, the supplier received an automated email response indicating the issues with the CMRT they provided.

•	In some instances, we worked with suppliers to contact the manufacturer of products supplied to them. We considered warning signs or other circumstances that, in our view, indicated responses to the CMRT were unreliable or that the 3TGs came from a Covered Country and were not from recycled or scrap sources.

Based on the smelter lists provided by our suppliers via CMRT, we have identified 317 smelters or refiners that are on the RMI Standard Smelter List that accompanies CMRT version 5.10. Of these, 246 have a certified conflict-free status from the Responsible Minerals Assurance Process.

Each facility that meets the RMI definition of a smelter or refiner of a 3TG mineral is assessed according to red flag indicators defined in the OECD Guidance. Our third-party service provider uses 3 factors to determine the level of risk that each smelter poses to the supply chain by identifying red flags:

1. Geographic proximity to the DRC and covered countries;

2. RMAP audit status; and

3. Credible evidence of unethical or conflict sourcing.

Based on the above criteria the following facilities have been identified with red flag risks in the supply chain:

•	Tony Goetz NV — CID002587

•	African Gold Refinery Limited (AGR) — CID003185

•	Kaloti Precious Metals — CID002563

•	Universal Precious Metals Refining Zambia — CID002854

•	Sudan Gold Refinery — CID002567

When these facilities were reported on a CMRT by one of our suppliers, risk mitigation activities were initiated. Through our third-party service provider along with the FLIR site supply chain organizations, suppliers that included any of the above facilities were immediately contacted and requested to take their own risk mitigation actions, including submission of FLIR, review products sold to FLIR and advise in writing if minerals from any of these smelters were used in FLIR products and, if so, work towards removal of these red-flag smelter(s) from their supply chain.

In accordance with OECD Due Diligence Guidance, risk mitigation will depend on each supplier’s specific context. Suppliers are given clear performance objectives within reasonable timeframes with clear expectations to remediate the issue with focus on elimination of these risks from the supply chain.

OECD Guidance Step 3 — Design and Implement a Strategy to Respond to Identified Risks

•	Supplier terms and conditions require, whenever possible, compliance with FLIR’s Supplier Code of Conduct which requires suppliers to certify as to whether supplied products are or are not free of Conflict Minerals (“CMs”). FLIR’s standard Supplier Terms and Conditions includes language which states Suppliers are required to adhere to our conflict minerals policy.

•	We notify our direct suppliers of CMs and each third-party manufacturer of our products that contain CMs of our policy on CMs.

•	We are in the process of cross-referencing the smelter and refiner information provided by suppliers this year with the data made available by RMAP concerning the country of origin of the CMs processed by those facilities and their Conflict Status.

OECD Guidance Step 4 — Carry Out Independent Third-Party Audits of Supply Chain Due Diligence at Identified Points in the Supply Chain

•	We rely on the RMAP initiative described above to identify smelters or refiners who are conformant with their assessment protocols, in satisfaction of the OECD framework requirements. Any smelters or refiners that were reported by our suppliers on their CMRTs who were not part of the RMAP were contacted directly by our third-party service provider to encourage them to participate in the RMAP.

OECD Guidance Step 5 — Report on Supply Chain Due Diligence

•	We publicly report the results of our due diligence by publishing a CMR annually. Our reports are accessible on our website at http://www.flir.com/Supply.

Due Diligence Results

Survey Results

We received information from approximately 82% of our suppliers, including information on materials supplied directly to us and contained in products that we contracted to have manufactured by third parties. All final CMRT submissions were reviewed and validated to ensure no inaccuracies or inconsistencies were found. 46 suppliers did not submit a new CMRT when advised of such inaccuracies or inconsistencies and as such are still listed as invalid submissions as of April 27, 2018.

Smelters and Refiners

A majority of the responses we received from our suppliers provided aggregate data for their global supplier list on entity company-wide basis. However, some of the responses we received were incomplete or stated that the supplier had no knowledge regarding the source of the 3TGs in their products supplied to FLIR because they had merely purchased such products from a source further down the supply chain. Some suppliers who responded were able to identify smelters or refiners used by sub tier suppliers in their supply chains but not at a component level. However, their responses indicated that their own supply chain due diligence was less than complete. A minority of our suppliers provided product level CMRTs but were unable to tie individual smelters or refiners to the specific components that were delivered to us and are contained in our end products. We are therefore unable to definitively (i) determine whether any of the 3TGs reported by our suppliers were contained in our end products or (ii) validate which of the smelters and refineries included in the CMRTs of our suppliers actually supplied 3TGs for specific components used in our end products. Due to this, our list of smelters or refiners may contain more facilities than those that processed the 3TGs contained in our products.

We are continuing our review of all responses to correlate, identify and resolve the inconsistencies and missing information related to each supplier’s responses. Our continuing efforts to determine the mine or location of origin of the 3TGs follow the steps outlined in the OECD Guidance described above.

Risk Mitigation and Future Due Diligence Measures

We have taken, or will take, the following steps since the period covered by this Report to mitigate the risk that our 3TGs financed or benefitted armed groups in the Covered Countries:

•	Increased the response rate of suppliers to our information requests by continuing to refine our data collection process.

•	Implemented a new conflict minerals procedure to clarify our processes.

•	Carry out requirements outlined in FLIR’s Conflict Mineral Policy Statement to identify non-compliant suppliers and take action to require suppliers remediate the issue or risk corrective action up to and including FLIR establishing alternative sources from conflict free suppliers and may include escalation to senior management to advise of suppliers using high risk.

•	Encourage suppliers to increase the participation rate of smelters and refiners in the RMAP.

•	Require new suppliers to commit to comply with our Conflict Minerals Policy and Supplier Code of Conduct before placing any orders with the supplier.

•	Improve our supply chain due diligence by increasing awareness internally and externally regarding our Conflict Minerals Policy.

We will also continue to engage with the RBA and other key industry groups as part of a wider industry collaboration to develop best practices for the global supply chain and address the ongoing issue of conflict minerals.

In accordance with the Rule, a copy of this Report will be posted on the Company’s website at http://www.flir.com/Supply.

Appendix A

Mineral	Smelter Name	Smelter Location
Gold	Abington Reldan Metals, LLC	Abington Reldan Metals, LLC
Gold	Advanced Chemical Company	Advanced Chemical Company
Gold	Aida Chemical Industries Co., Ltd.	Aida Chemical Industries Co., Ltd.
Gold	Al Etihad Gold Refinery DMCC	Al Etihad Gold Refinery DMCC
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Allgemeine Gold-und Silberscheideanstalt A.G.
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	AngloGold Ashanti Córrego do Sítio Mineração	AngloGold Ashanti Córrego do Sítio Mineração
Gold	Argor-Heraeus S.A.	Argor-Heraeus S.A.
Gold	Asahi Pretec Corp.	Asahi Pretec Corp.

Gold	Asahi Refining Canada Ltd.	Asahi Refining Canada Ltd.
Gold	Asahi Refining USA Inc.	Asahi Refining USA Inc.
Gold	Asaka Riken Co., Ltd.	Asaka Riken Co., Ltd.
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	AU Traders and Refiners	AU Traders and Refiners
Gold	AURA-II	AURA-II
Gold	Aurubis AG	Aurubis AG
Gold	Bangalore Refinery	Bangalore Refinery
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Boliden AB	Boliden AB
Gold	C. Hafner GmbH + Co. KG	C. Hafner GmbH + Co. KG
Gold	Caridad	Caridad
Gold	CCR Refinery — Glencore Canada Corporation	CCR Refinery — Glencore Canada Corporation
Gold	Cendres + Métaux S.A.	Cendres + Métaux S.A.
Gold	Chimet S.p.A.	Chimet S.p.A.
Gold	Chugai Mining	Chugai Mining
Gold	Daejin Indus Co., Ltd.	Daejin Indus Co., Ltd.
Gold	Daye Non-Ferrous Metals Mining Ltd.	Daye Non-Ferrous Metals Mining Ltd.
Gold	Degussa Sonne / Mond Goldhandel GmbH	Degussa Sonne / Mond Goldhandel GmbH
Gold	DODUCO GmbH	DODUCO GmbH

Gold	Dowa	Dowa
Gold	DSC (Do Sung Corporation)	DSC (Do Sung Corporation)
Gold	Eco-System Recycling Co., Ltd.	Eco-System Recycling Co., Ltd.
Gold	Elemetal Refining, LLC	Elemetal Refining, LLC
Gold	Emirates Gold DMCC	Emirates Gold DMCC
Gold	Fidelity Printers and Refiners Ltd.	Fidelity Printers and Refiners Ltd.
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	Gansu Seemine Material Hi-Tech Co., Ltd.
Gold	Geib Refining Corporation	Geib Refining Corporation
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	Great Wall Precious Metals Co., Ltd. of CBPM
Gold	Guangdong Jinding Gold Limited	Guangdong Jinding Gold Limited
Gold	Gujarat Gold Centre	Gujarat Gold Centre
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	Guoda Safina High-Tech Environmental Refinery Co., Ltd.
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	Heimerle + Meule GmbH	Heimerle + Meule GmbH
Gold	Heraeus Ltd. Hong Kong	Heraeus Ltd. Hong Kong
Gold	Heraeus Precious Metals GmbH & Co. KG	Heraeus Precious Metals GmbH & Co. KG
Gold	Hunan Chenzhou Mining Co., Ltd.	Hunan Chenzhou Mining Co., Ltd.
Gold	Hwasung CJ Co., Ltd.	Hwasung CJ Co., Ltd.
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
Gold	Ishifuku Metal Industry Co., Ltd.	Ishifuku Metal Industry Co., Ltd.

Gold	Istanbul Gold Refinery	Istanbul Gold Refinery
Gold	Japan Mint	Japan Mint
Gold	Jiangxi Copper Co., Ltd.	Jiangxi Copper Co., Ltd.
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	JSC Uralelectromed	JSC Uralelectromed
Gold	JX Nippon Mining & Metals Co., Ltd.	JX Nippon Mining & Metals Co., Ltd.
Gold	Kaloti Precious Metals	Kaloti Precious Metals
Gold	Kazakhmys Smelting LLC	Kazakhmys Smelting LLC
Gold	Kazzinc	Kazzinc
Gold	Kennecott Utah Copper LLC	Kennecott Utah Copper LLC
Gold	KGHM Polska Miedź Spółka Akcyjna	KGHM Polska Miedź Spółka Akcyjna
Gold	Kojima Chemicals Co., Ltd.	Kojima Chemicals Co., Ltd.
Gold	Korea Zinc Co., Ltd.	Korea Zinc Co., Ltd.
Gold	Kyrgyzaltyn JSC	Kyrgyzaltyn JSC
Gold	L’azurde Company For Jewelry	L’azurde Company For Jewelry
Gold	Lingbao Gold Co., Ltd.	Lingbao Gold Co., Ltd.
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Lingbao Jinyuan Tonghui Refinery Co., Ltd.
Gold	L’Orfebre S.A.	L’Orfebre S.A.
Gold	LS-NIKKO Copper Inc.	LS-NIKKO Copper Inc.
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.

Gold	Materion	Materion
Gold	Matsuda Sangyo Co., Ltd.	Matsuda Sangyo Co., Ltd.
Gold	Metalor Technologies (Hong Kong) Ltd.	Metalor Technologies (Hong Kong) Ltd.
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Metalor Technologies (Singapore) Pte., Ltd.
Gold	Metalor Technologies (Suzhou) Ltd.	Metalor Technologies (Suzhou) Ltd.
Gold	Metalor Technologies S.A.	Metalor Technologies S.A.
Gold	Metalor USA Refining Corporation	Metalor USA Refining Corporation
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	Metalúrgica Met-Mex Peñoles S.A. De C.V.
Gold	Mitsubishi Materials Corporation	Mitsubishi Materials Corporation
Gold	Mitsui Mining and Smelting Co., Ltd.	Mitsui Mining and Smelting Co., Ltd.
Gold	MMTC-PAMP India Pvt., Ltd.	MMTC-PAMP India Pvt., Ltd.
Gold	Modeltech Sdn Bhd	Modeltech Sdn Bhd
Gold	Morris and Watson	Morris and Watson
Gold	Morris and Watson Gold Coast	Morris and Watson Gold Coast
Gold	Moscow Special Alloys Processing Plant	Moscow Special Alloys Processing Plant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Nadir Metal Rafineri San. Ve Tic. A.Ş.
Gold	Navoi Mining and Metallurgical Combinat	Navoi Mining and Metallurgical Combinat
Gold	Nihon Material Co., Ltd.	Nihon Material Co., Ltd.
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH
Gold	Ohura Precious Metal Industry Co., Ltd.	Ohura Precious Metal Industry Co., Ltd.

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)
Gold	OJSC Novosibirsk Refinery	OJSC Novosibirsk Refinery
Gold	PAMP S.A.	PAMP S.A.
Gold	Pease & Curren	Pease & Curren
Gold	Penglai Penggang Gold Industry Co., Ltd.	Penglai Penggang Gold Industry Co., Ltd.
Gold	Prioksky Plant of Non-Ferrous Metals	Prioksky Plant of Non-Ferrous Metals
Gold	PT Aneka Tambang (Persero) Tbk	PT Aneka Tambang (Persero) Tbk
Gold	PX Précinox S.A.	PX Précinox S.A.
Gold	Rand Refinery (Pty) Ltd.	Rand Refinery (Pty) Ltd.
Gold	Remondis Argentia B.V.	Remondis Argentia B.V.
Gold	Republic Metals Corporation	Republic Metals Corporation
Gold	Royal Canadian Mint	Royal Canadian Mint
Gold	SAAMP	SAAMP
Gold	Sabin Metal Corp.	Sabin Metal Corp.
Gold	SAFINA A.S.	SAFINA A.S.
Gold	Sai Refinery	Sai Refinery
Gold	Samduck Precious Metals	Samduck Precious Metals
Gold	SAMWON Metals Corp.	SAMWON Metals Corp.
Gold	SAXONIA Edelmetalle GmbH	SAXONIA Edelmetalle GmbH
Gold	Schone Edelmetaal B.V.	Schone Edelmetaal B.V.

Gold	SEMPSA Joyería Platería S.A.	SEMPSA Joyería Platería S.A.
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Gold	Sichuan Tianze Precious Metals Co., Ltd.	Sichuan Tianze Precious Metals Co., Ltd.
Gold	Singway Technology Co., Ltd.	Singway Technology Co., Ltd.
Gold	So Accurate Group, Inc.	So Accurate Group, Inc.
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	Solar Applied Materials Technology Corp.	Solar Applied Materials Technology Corp.
Gold	Sudan Gold Refinery	Sudan Gold Refinery
Gold	Sumitomo Metal Mining Co., Ltd.	Sumitomo Metal Mining Co., Ltd.
Gold	SungEel HiTech	SungEel HiTech
Gold	T.C.A S.p.A	T.C.A S.p.A
Gold	Tanaka Kikinzoku Kogyo K.K.	Tanaka Kikinzoku Kogyo K.K.
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	The Refinery of Shandong Gold Mining Co., Ltd.
Gold	Tokuriki Honten Co., Ltd.	Tokuriki Honten Co., Ltd.
Gold	Tongling Nonferrous Metals Group Co., Ltd.	Tongling Nonferrous Metals Group Co., Ltd.
Gold	Tony Goetz NV	Tony Goetz NV
Gold	TOO Tau-Ken-Altyn	TOO Tau-Ken-Altyn
Gold	Torecom	Torecom
Gold	Umicore Brasil Ltda.	Umicore Brasil Ltda.

Gold	Umicore Precious Metals Thailand	Umicore Precious Metals Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining	Umicore S.A. Business Unit Precious Metals Refining
Gold	United Precious Metal Refining, Inc.	United Precious Metal Refining, Inc.
Gold	Universal Precious Metals Refining Zambia	Universal Precious Metals Refining Zambia
Gold	Valcambi S.A.	Valcambi S.A.
Gold	Western Australian Mint trading as The Perth Mint	Western Australian Mint trading as The Perth Mint
Gold	WIELAND Edelmetalle GmbH	WIELAND Edelmetalle GmbH
Gold	Yamamoto Precious Metal Co., Ltd.	Yamamoto Precious Metal Co., Ltd.
Gold	Yokohama Metal Co., Ltd.	Yokohama Metal Co., Ltd.
Gold	Yunnan Copper Industry Co., Ltd.	Yunnan Copper Industry Co., Ltd.
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	Zijin Mining Group Co., Ltd. Gold Refinery
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	Changsha South Tantalum Niobium Co., Ltd.
Tantalum	Conghua Tantalum and Niobium Smeltry	Conghua Tantalum and Niobium Smeltry
Tantalum	D Block Metals, LLC	D Block Metals, LLC
Tantalum	Duoluoshan	Duoluoshan
Tantalum	Exotech Inc.	Exotech Inc.
Tantalum	F&X Electro-Materials Ltd.	F&X Electro-Materials Ltd.
Tantalum	FIR Metals & Resource Ltd.	FIR Metals & Resource Ltd.
Tantalum	Global Advanced Metals Aizu	Global Advanced Metals Aizu

Tantalum	Global Advanced Metals Boyertown	Global Advanced Metals Boyertown
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	Guangdong Zhiyuan New Material Co., Ltd.
Tantalum	H.C. Starck Co., Ltd.	H.C. Starck Co., Ltd.
Tantalum	H.C. Starck GmbH Goslar	H.C. Starck GmbH Goslar
Tantalum	H.C. Starck GmbH Laufenburg	H.C. Starck GmbH Laufenburg
Tantalum	H.C. Starck Hermsdorf GmbH	H.C. Starck Hermsdorf GmbH
Tantalum	H.C. Starck Inc.	H.C. Starck Inc.
Tantalum	H.C. Starck Ltd.	H.C. Starck Ltd.
Tantalum	H.C. Starck Smelting GmbH & Co. KG	H.C. Starck Smelting GmbH & Co. KG
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	Hengyang King Xing Lifeng New Materials Co., Ltd.
Tantalum	Hi-Temp Specialty Metals, Inc.	Hi-Temp Specialty Metals, Inc.
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
Tantalum	Jiangxi Tuohong New Raw Material	Jiangxi Tuohong New Raw Material
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum	Jiujiang Tanbre Co., Ltd.	Jiujiang Tanbre Co., Ltd.
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
Tantalum	KEMET Blue Metals	KEMET Blue Metals
Tantalum	KEMET Blue Powder	KEMET Blue Powder
Tantalum	King-Tan Tantalum Industry Ltd.	King-Tan Tantalum Industry Ltd.
Tantalum	LSM Brasil S.A.	LSM Brasil S.A.

Tantalum	Metallurgical Products India Pvt., Ltd.	Metallurgical Products India Pvt., Ltd.
Tantalum	Mineração Taboca S.A.	Mineração Taboca S.A.
Tantalum	Mitsui Mining & Smelting	Mitsui Mining & Smelting
Tantalum	Molycorp Silmet A.S.	Molycorp Silmet A.S.
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum	Plansee SE Liezen	Plansee SE Liezen
Tantalum	Plansee SE Reutte	Plansee SE Reutte
Tantalum	Power Resources Ltd.	Power Resources Ltd.
Tantalum	QuantumClean	QuantumClean
Tantalum	Resind Indústria e Comércio Ltda.	Resind Indústria e Comércio Ltda.
Tantalum	RFH Tantalum Smeltry Co., Ltd.	RFH Tantalum Smeltry Co., Ltd.
Tantalum	Solikamsk Magnesium Works OAO	Solikamsk Magnesium Works OAO
Tantalum	Taki Chemicals	Taki Chemicals
Tantalum	Telex Metals	Telex Metals
Tantalum	Tranzact, Inc.	Tranzact, Inc.
Tantalum	Ulba Metallurgical Plant JSC	Ulba Metallurgical Plant JSC
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	XinXing HaoRong Electronic Material Co., Ltd.
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	Yichun Jin Yang Rare Metal Co., Ltd.
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	Zhuzhou Cemented Carbide Group Co., Ltd.
Tin	Alpha	Alpha

Tin	An Thai Minerals Co., Ltd.	An Thai Minerals Co., Ltd.
Tin	An Vinh Joint Stock Mineral Processing Company	An Vinh Joint Stock Mineral Processing Company
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.
Tin	China Tin Group Co., Ltd.	China Tin Group Co., Ltd.
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CNMC (Guangxi) PGMA Co., Ltd.
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Cooperativa Metalurgica de Rondônia Ltda.
Tin	CV Ayi Jaya	CV Ayi Jaya
Tin	CV Dua Sekawan	CV Dua Sekawan
Tin	CV Gita Pesona	CV Gita Pesona
Tin	CV Serumpun Sebalai	CV Serumpun Sebalai
Tin	CV Tiga Sekawan	CV Tiga Sekawan
Tin	CV United Smelting	CV United Smelting
Tin	CV Venus Inti Perkasa	CV Venus Inti Perkasa
Tin	Dowa	Dowa
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
Tin	Elmet S.L.U.	Elmet S.L.U.
Tin	EM Vinto	EM Vinto
Tin	Estanho de Rondônia S.A.	Estanho de Rondônia S.A.
Tin	Fenix Metals	Fenix Metals
Tin	Gejiu Fengming Metallurgy Chemical Plant	Gejiu Fengming Metallurgy Chemical Plant

Tin	Gejiu Jinye Mineral Company	Gejiu Jinye Mineral Company
Tin	Gejiu Kai Meng Industry and Trade LLC	Gejiu Kai Meng Industry and Trade LLC
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	Gejiu Non-Ferrous Metal Processing Co., Ltd.
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	Gejiu Zili Mining And Metallurgy Co., Ltd.
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	Guanyang Guida Nonferrous Metal Smelting Plant
Tin	HuiChang Hill Tin Industry Co., Ltd.	HuiChang Hill Tin Industry Co., Ltd.
Tin	Huichang Jinshunda Tin Co., Ltd.	Huichang Jinshunda Tin Co., Ltd.
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	Jiangxi Ketai Advanced Material Co., Ltd.
Tin	Magnu’s Minerais Metais e Ligas Ltda.	Magnu’s Minerais Metais e Ligas Ltda.
Tin	Malaysia Smelting Corporation (MSC)	Malaysia Smelting Corporation (MSC)
Tin	Melt Metais e Ligas S.A.	Melt Metais e Ligas S.A.
Tin	Metallic Resources, Inc.	Metallic Resources, Inc.
Tin	Metallo-Chimique N.V.	Metallo-Chimique N.V.
Tin	Mineração Taboca S.A.	Mineração Taboca S.A.
Tin	Minsur	Minsur
Tin	Mitsubishi Materials Corporation	Mitsubishi Materials Corporation
Tin	Modeltech Sdn Bhd	Modeltech Sdn Bhd
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	Nankang Nanshan Tin Manufactory Co., Ltd.
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Nghe Tinh Non-Ferrous Metals Joint Stock Company

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	O.M. Manufacturing (Thailand) Co., Ltd.
Tin	O.M. Manufacturing Philippines, Inc.	O.M. Manufacturing Philippines, Inc.
Tin	Operaciones Metalurgical S.A.	Operaciones Metalurgical S.A.
Tin	Phoenix Metal Ltd.	Phoenix Metal Ltd.
Tin	PT Aries Kencana Sejahtera	PT Aries Kencana Sejahtera
Tin	PT Artha Cipta Langgeng	PT Artha Cipta Langgeng
Tin	PT ATD Makmur Mandiri Jaya	PT ATD Makmur Mandiri Jaya
Tin	PT Babel Inti Perkasa	PT Babel Inti Perkasa
Tin	PT Bangka Prima Tin	PT Bangka Prima Tin
Tin	PT Bangka Tin Industry	PT Bangka Tin Industry
Tin	PT Belitung Industri Sejahtera	PT Belitung Industri Sejahtera
Tin	PT Bukit Timah	PT Bukit Timah
Tin	PT Cipta Persada Mulia	PT Cipta Persada Mulia
Tin	PT DS Jaya Abadi	PT DS Jaya Abadi
Tin	PT Eunindo Usaha Mandiri	PT Eunindo Usaha Mandiri
Tin	PT Inti Stania Prima	PT Inti Stania Prima
Tin	PT Justindo	PT Justindo
Tin	PT Karimun Mining	PT Karimun Mining
Tin	PT Kijang Jaya Mandiri	PT Kijang Jaya Mandiri
Tin	PT Lautan Harmonis Sejahtera	PT Lautan Harmonis Sejahtera

Tin	PT Mitra Stania Prima	PT Mitra Stania Prima
Tin	PT O.M. Indonesia	PT O.M. Indonesia
Tin	PT Panca Mega Persada	PT Panca Mega Persada
Tin	PT Prima Timah Utama	PT Prima Timah Utama
Tin	PT Refined Bangka Tin	PT Refined Bangka Tin
Tin	PT Sariwiguna Binasentosa	PT Sariwiguna Binasentosa
Tin	PT Stanindo Inti Perkasa	PT Stanindo Inti Perkasa
Tin	PT Sukses Inti Makmur	PT Sukses Inti Makmur
Tin	PT Sumber Jaya Indah	PT Sumber Jaya Indah
Tin	PT Timah (Persero) Tbk Kundur	PT Timah (Persero) Tbk Kundur
Tin	PT Timah (Persero) Tbk Mentok	PT Timah (Persero) Tbk Mentok
Tin	PT Tinindo Inter Nusa	PT Tinindo Inter Nusa
Tin	PT Tommy Utama	PT Tommy Utama
Tin	PT Wahana Perkit Jaya	PT Wahana Perkit Jaya
Tin	Resind Indústria e Comércio Ltda.	Resind Indústria e Comércio Ltda.
Tin	Rui Da Hung	Rui Da Hung
Tin	Soft Metais Ltda.	Soft Metais Ltda.
Tin	Thaisarco	Thaisarco
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Tuyen Quang Non-Ferrous Metals Joint Stock Company
Tin	VQB Mineral and Trading Group JSC	VQB Mineral and Trading Group JSC

Tin	White Solder Metalurgia e Mineração Ltda.	White Solder Metalurgia e Mineração Ltda.
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
Tin	Yunnan Tin Company Limited	Yunnan Tin Company Limited
Tungsten	A.L.M.T. TUNGSTEN Corp.	A.L.M.T. TUNGSTEN Corp.
Tungsten	ACL Metais Eireli	ACL Metais Eireli
Tungsten	Asia Tungsten Products Vietnam Ltd.	Asia Tungsten Products Vietnam Ltd.
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	Chenzhou Diamond Tungsten Products Co., Ltd.
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	Chongyi Zhangyuan Tungsten Co., Ltd.
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	Dayu Weiliang Tungsten Co., Ltd.
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	Fujian Jinxin Tungsten Co., Ltd.
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	Ganzhou Huaxing Tungsten Products Co., Ltd.
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	Ganzhou Seadragon W & Mo Co., Ltd.
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	Ganzhou Yatai Tungsten Co., Ltd.
Tungsten	Global Tungsten & Powders Corp.	Global Tungsten & Powders Corp.
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	Guangdong Xianglu Tungsten Co., Ltd.
Tungsten	H.C. Starck GmbH	H.C. Starck GmbH
Tungsten	H.C. Starck Smelting GmbH & Co.KG	H.C. Starck Smelting GmbH & Co.KG
Tungsten	Hunan Chenzhou Mining Co., Ltd.	Hunan Chenzhou Mining Co., Ltd.
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	Hunan Chunchang Nonferrous Metals Co., Ltd.
Tungsten	Hydrometallurg, JSC	Hydrometallurg, JSC
Tungsten	Japan New Metals Co., Ltd.	Japan New Metals Co., Ltd.
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	Jiangxi Dayu Longxintai Tungsten Co., Ltd.
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	Jiangxi Gan Bei Tungsten Co., Ltd.
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	Jiangxi Yaosheng Tungsten Co., Ltd.
Tungsten	Kennametal Fallon	Kennametal Fallon
Tungsten	Kennametal Huntsville	Kennametal Huntsville
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	Malipo Haiyu Tungsten Co., Ltd.
Tungsten	Moliren Ltd	Moliren Ltd
Tungsten	Niagara Refining LLC	Niagara Refining LLC
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippine Chuangxin Industrial Co., Inc.
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	South-East Nonferrous Metal Company Limited of Hengyang City
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Tejing (Vietnam) Tungsten Co., Ltd.

Tungsten	Unecha Refractory metals plant	Unecha Refractory metals plant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam Youngsun Tungsten Industry Co., Ltd.
Tungsten	Wolfram Bergbau und Hütten AG	Wolfram Bergbau und Hütten AG
Tungsten	Woltech Korea Co., Ltd.	Woltech Korea Co., Ltd.
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	Xiamen Tungsten (H.C.) Co., Ltd.
Tungsten	Xiamen Tungsten Co., Ltd.	Xiamen Tungsten Co., Ltd.
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Xinhai Rendan Shaoguan Tungsten Co., Ltd.

Appendix B

This list of potential countries of origin is populated based on publicly available information, our RCOI and due diligence. It is important to note that this is also based on company level responses and, therefore, it is not certain which of these countries of origin can be linked to our products.

Argentina, Australia, Austria, Benin, Bolivia (Plurinational State of), Brazil, Burkina Faso, Burundi, Cambodia, Canada, Chile, China, Colombia, Congo, Democratic Republic of the, Ecuador, Eritrea, Ethiopia, France, Germany, Ghana, Guatemala, Guinea, Guyana, Honduras, India, Indonesia, Japan, Kazakhstan, Laos, Madagascar, Malaysia, Mali, Mexico, Mongolia, Mozambique, Myanmar, Namibia, Nicaragua, Nigeria, Panama, Peru, Portugal, Russian Federation, Rwanda, Senegal, Sierra Leone, South Africa, Spain, Thailand, Togo, Uganda, United Kingdom of Great Britain and Northern Ireland, United States of America, Uzbekistan, Viet Nam, Zimbabwe